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                                                                    EXHIBIT 4.01


                          NEW ENGLAND ACQUSITIONS, INC.


Total Authorized Issue 150,000,000 Shares of $.000001 Par Value Common Stock

                                                See Reverse for
                                                Certain Definitions

This is to certify that            SPECIMEN               is the owner of
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      Fully Paid and Non-Assessable Shares of Common Stock of New England
                               Acqusisitons, Inc.


transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated


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        President                                  Secretary